UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2004

CAPITAL AUTOMOTIVE REIT

(Exact name of registrant as specified in its charter)

Maryland	000-23733	54-1870224

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8270 Greensboro Drive, Suite 950 McLean, Virginia	22102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 288-3075

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Capital Automotive REIT (the “Company”) is amending its Current Report on Form 8-K dated March 26, 2004 and filed with the Securities and Exchange Commission on April 7, 2004 to announce the settlement of the litigation described therein.

Item 8.01. Other Events.

     Capital Automotive REIT and Capital Automotive LP have entered into a definitive Settlement Agreement with the following parties (collectively, the “Milestone Parties”) to settle all pending litigation: AutoStar Realty Operating Partnership, L.P. (“AutoStar”); Michael R. Burkitt (“Burkitt”); John Geller (“Geller”); Presidio Financial Partners, LLC, and Presidio Merchant Partners, LLC (collectively “Presidio”); and Milestone Realty Trust, Inc., The Staubach Company, Staubach Retail Services, Inc., and Cypress Equities, LLC (collectively “Staubach”). The Settlement Agreement contains mutual releases and provides that the parties will make the filings necessary to dismiss with prejudice all pending litigation. The Milestone Parties paid us $150,000 as partial consideration for the settlement. More importantly, under the terms of the Settlement Agreement, AutoStar, Burkitt, Geller, Presidio, and Staubach returned or destroyed all of our documents in their possession, and any documents derived from those documents. In addition, Burkitt entered into an agreement not to compete with us in the development, acquisition, and/or leaseback or finance of new or used automobile dealership real estate in the United States for a six-month period ending May 3, 2005. We made no payments to the Milestone Parties in connection with the settlement.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

     The following exhibits are included in this Form 8-K.

99.1 Press Release, dated November 9, 2004, of Capital Automotive REIT.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL AUTOMOTIVE REIT
	By:	/s/ David S. Kay
		Name:	David S. Kay
Dated: November 8, 2004		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 9, 2004, of Capital Automotive REIT.